SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                October 18, 2001
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                  0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or Other           (Commission                (IRS Employer
 Jurisdiction of           File Number)               Identification
 Incorporation)                                       Number)



 1999 Broadway, Suite 4300, Denver, CO                      80202
--------------------------------------------------------------------------------
 (Address of principal executive offices)                 (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:           Other Events

     On October 18, 2001 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant of its third quarter financial results for 2001.

Item 7:     Financial Statements, Pro Forma Financial Information and Exhibits

       (c)  Exhibits

            Item No.  Exhibit List
            --------  ----------------------------------------------------------

            99.1      Press Release dated October 18, 2001 issued by Registrant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                TITANIUM METALS CORPORATION
                                (Registrant)




                                By: /s/ Joan H. Prusse
                                    ----------------------------------------
                                    Joan H. Prusse
                                    Vice President, Deputy General Counsel
                                      and Secretary


Date: October 18, 2001

                                                                    Exhibit 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                            CONTACT:

Titanium Metals Corporation                       Mark A. Wallace
1999 Broadway, Suite 4300                         Executive Vice President
Denver, Colorado 80202                              and Chief Financial Officer
                                                  (303) 296-5615

                      TIMET ANNOUNCES THIRD QUARTER RESULTS

     DENVER, COLORADO . . . October 18, 2001 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported net income for the third quarter of 2001 of $4.3 million, or $.14 per share, compared to a net loss in the third quarter of 2000 of $7.9 million, or $.25 per share.

     Sales of $126.4 million in the third quarter of 2001 were 18% higher than the year-ago period. This resulted principally from a 3% increase in mill product selling prices (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods), a 6% increase in mill product sales volume and favorable product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices increased 5%. Melted product (ingot and slab) sales volume increased 42% and melted product selling prices increased 13% from year-ago levels.

     As compared to the second quarter of 2001, third quarter sales were 5% higher principally reflecting a 30% increase in melted product sales volume and a 4% increase in melted product selling prices. In addition, sales increased due to a 3% increase in mill product selling prices (expressed in U.S. dollars) and favorable product mix, partially offset by a 1% decrease in mill product sales volume. In billing currencies, mill product selling prices also increased 3%.

     TIMET's backlog at the end of September 2001 was approximately $315 million compared to $300 million at the end of June 2001 and $200 million at the end of September 2000.

     J. Landis Martin, Chairman and Chief Executive Officer of TIMET said, "Our operating results showed marked improvement during the third quarter of 2001 as our Company returned to profitability. Unfortunately, the tragic events of September 11 will have a significant adverse effect on the commercial aerospace industry, which will likely impact our business as early as the fourth quarter of this year. We are currently developing plans to respond to these business conditions and will evaluate workforce reductions, product line and facility consolidations, and other cost control measures. Accordingly, restructuring, asset impairment, and other special charges may impact our results in the fourth quarter of 2001 and next year as well."

     Mr. Martin added, "We intend to continue to invest in those areas that hold meaningful growth opportunities, including the automotive, military and energy markets. Although recent events have changed the near-term outlook for our business, TIMET has a strong balance sheet and intends to take decisive action to deal with the challenges presented to us."




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                                   Page 2 of 3


     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers under their long-term purchase agreements with the Company, the difficulty in forecasting demand for titanium products, global economic conditions, global productive capacity for titanium, changes in product pricing, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs) and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

     As previously announced, TIMET will host a conference call to discuss its third quarter results on Thursday, October 18, 2001 at 10:00 AM (EDT). On the conference call will be J. Landis Martin, Chairman and Chief Executive Officer, and Mark A. Wallace, Chief Financial Officer. Participants can access the call by dialing (888) 428-4470 (domestic) or (612) 332-1210 (international). A taped replay of the call will begin on October 18, 2001 at 1:30 p.m. (EDT) and end on October 25, 2001 at 11:59 p.m. (EDT). Participants can access the replay by dialing (800) 475-6701 (domestic) or (320) 365-3844 (international) with access code 606804.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

                                    o o o o o


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



                           TITANIUM METALS CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)
                                   (Unaudited)


                                                                          Three Months Ended              Nine Months Ended
                                                                            September 30,                   September 30,

                                                                      ---------------------------    ----------------------------
                                                                         2001            2000           2001            2000
                                                                         ----            ----           ----            ----

Net sales                                                             $    126.4      $    106.8     $    370.5      $    320.3
Cost of sales                                                              105.6           103.1          345.9           318.7
                                                                      ------------    -----------    ------------    ------------

   Gross margin                                                             20.8             3.7           24.6             1.6
Selling, general, administrative and development expense                    11.6            11.3           43.4            33.8
Other expense (income)                                                       (.7)             .1          (75.4)             .5
Restructuring charge (credit)                                                -               -              (.2)            2.8
                                                                      ------------    -----------    ------------    ------------

   Operating income (loss)                                                   9.9            (7.7)          56.8           (35.5)
General corporate income                                                     1.3             1.3            5.3             4.8
Interest expense                                                              .7             1.9            3.3             6.0
                                                                      ------------    -----------    ------------    ------------

   Pretax income (loss)                                                     10.5            (8.3)          58.8           (36.7)
Income tax expense (benefit)                                                 3.7            (2.9)          20.7           (12.8)
Minority interest - Convertible Preferred Securities, net of tax             2.2             2.2            6.8             6.5
Other minority interest                                                       .3              .3            1.0             1.2
                                                                      ------------    -----------    ------------    ------------

Income (loss) before extraordinary item                                      4.3            (7.9)          30.3           (31.6)
Extraordinary item - early extinguishment of debt, net of tax                -               -              -               (.9)
                                                                      ------------    -----------    ------------    ------------

    Net income (loss)                                                 $      4.3      $     (7.9)    $     30.3      $    (32.5)
                                                                      ============    ===========    ============    ============

Earnings (loss) per share:
   Basic:
    Before extraordinary item                                         $      .14      $     (.25)    $      .96      $    (1.01)
    Extraordinary item                                                      -               -              -               (.03)
                                                                      ------------    -----------    ------------    ------------

                                                                      $      .14      $     (.25)    $      .96      $    (1.04)
                                                                      ============    ===========    ============    ============

   Diluted:
    Before extraordinary item                                         $      .14      $     (.25)    $      .95      $    (1.01)
    Extraordinary item                                                      -               -              -               (.03)
                                                                      ------------    -----------    ------------    ------------

                                                                      $      .14      $     (.25)    $      .95      $    (1.04)
                                                                      ============    ===========    ============    ============

Weighted average shares outstanding:
   Basic                                                                    31.5            31.4           31.5            31.4
   Diluted                                                                  31.8            31.4           31.8            31.4

Mill product shipments:
   Volume (metric tons)                                                    3,015           2,840          9,245           8,430
   Average price ($ per kilogram)                                     $    30.20      $    28.20     $    29.70      $    29.20

Melted product shipments:

   Volume (metric tons)                                                    1,345             950          3,415           2,445
   Average price ($ per kilogram)                                     $    14.80      $    13.85     $    14.35      $    13.85

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